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                                   EXHIBIT 21

                             JONES INTERCABLE, INC.
                              LIST OF SUBSIDIARIES

Evergreen Intercable, Inc.
International Aviation, Ltd.
Jones Cable Corporation
Jones Cable Holdings, Inc.
Jones Communications of Colorado, Inc.
Jones Communications of Virginia, Inc.
Jones Electronic Manufacturing Services, Inc.
Jones Futurex, Inc.
Jones Galactic Radio, Inc.
Jones Galactic Radio Partners, Inc.
The Jones Group, Ltd.
Jones Intercable Funds, Inc.
Jones Intercable of Ft. Myers, Inc.
Jones Intercable of Hawaii, Inc.
Jones Intercable of Leeds, Inc.
Jones Intercable of San Diego, Inc.
Jones Intercable of South Hertfordshire, Inc.
Jones of Wisconsin, Inc.
Jones Panorama Properties, Inc.
Jones Programming Services, Inc.
Jones Satellite Networks, Inc.
Jones Satellite Programming, Inc.
Jones Spacelink Acquisition Corporation
Jones Spacelink Cable Corporation
Jones Spacelink Management, Inc.
Jones Spacelink Opportunities, Inc.
Jones Spacelink Spanish Investments, Inc.
Jones Telecommunications of Virginia, Inc.
Jones Tri-City Intercable, Inc.
Jones U.K. Holdings, Inc.
Saturn Cable T.V., Inc.